SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  May 15, 1996
                        Commission File Number:  1-10013


                    Larson Davis Incorporated
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                              87-0429944
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)            Identification No.)



     1681 West 820 North
     Provo, Utah                                     84601
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                        (801) 375-0177

     (Former name, former address, and formal fiscal year, if changed since last report)



         Page 1 of 83 consecutively numbered pages, including exhibits.

                             ITEM 5.  OTHER EVENTS

Warrant Agreement

     Larson Davis Incorporated (the "Company") negotiated a new agreement (the "Warrant Agreement"), with the holders of its outstanding warrants (the "Warrant Holders") pursuant to which the Warrant Holders agreed to exercise all of the $3.25 A, B, C, and D Warrants (the "$3.25 Warrants") on or before May 27, 1996 in exchange for the agreement of the Company to issue new warrants exercisable at $6.25 per share (the "$6.25 Warrants"). The Company has received aggregate gross proceeds of $3,445,000 from the exercise of the $3.25 Warrants to date and issued 1,060,000 shares of Common Stock. Under the terms of the Warrant Agreement, the Warrant Holders will receive fewer $6.25 Warrants if they do not exercise the remaining $3.25 Warrants for an aggregate exercise price of $3,055,000 by May 27, 1996. If the Company receives this remaining exercise price, it will issue the remaining 940,000 shares subject to the $3.25 Warrants.

     Such shares will be issued pursuant to a exemption from the registration requirements of federal and state securities laws and, consequently, the certificates representing the shares will bear a restrictive legend. However, the Company currently has an effective registration statement covering the resale of the Common Stock received on the exercise of the $3.25 Warrants by the Warrant Holders, and such shares may be sold into the trading market for the Common Stock of the Company pursuant to the Prospectus included in such registration statement.

     The Company anticipates using the net proceeds from the exercise of the $3.25 Warrants to fund its plan for the development of new products specifically related to its CrossCheck and Sensar technologies, the reduction of existing indebtedness, and working capital. The development funds will be used for product design and prototyping, analytical evaluation of resulting data, equipment, product refinement, manufacturing, engineering, production tooling and design, and marketing efforts.

     If the May 27 exercise commitment under the new agreement is met, the Company will issue $6.25 Warrants to acquire an aggregate of 1,675,167 shares. If the Company does not receive all of the exercise price by May 27, the number of shares subject to the $6.25 Warrants would be proportionately reduced down to 1,000,000 shares unless the exercise price is not received by December 1, 1996, in which case the Company would not have an obligation to issue $6.25 Warrants.

     The $6.25 Warrants will be exercisable at any time subsequent to November 1, 1996 and prior to midnight November 1, 1998. The holders of the $6.25 Warrants will have demand registration rights obligating the Company to file a registration statement, at its cost, to register the resale of the Common Stock issuable on exercise of the Warrants.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following exhibits are included as part of this report:

        SEC
ExhibitReference
Number Number  Title of Document                             Page

     1  10     Agreement to Issue Warrants to Congregation
               Ahavas Tzdokah Z'Chesed.......................  6

     2  10     Agreement to Issue Warrants to Ezer Mzion
               Organization.................................. 25

     3  10     Form of Agreement to Issue Warrants to
               Laura Huberfeld and Naomi Bodner.............. 44

     4  10     Form of Agreement to Issue Warrants to
               Jeffrey Rubin, Lenore Katz, Robert Cohen,
               Jeffrey Cohen, Allyson Cohen, and
               Shawn Zimberg................................. 64

                                   SIGNATURES

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 20, 1996               LARSON DAVIS INCORPORATED


                                   By     /s/ Dan J. Johnson
                                        Dan J. Johnson, Vice-President
                                        Secretary/Treasurer
                                        (Principal Financial and
                                        Accounting Officer)